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                                                                    Exhibit 5(c)


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
[INTERNAL REVENUE SERVICE LETTERHEAD]

                                                   Employer Identification Number:
Date:  October 03, 2001                               95-3630868
                                                   DLN: 17007110002021
                                                   Person to Contact:
SCIENCE APPLICATIONS INTERNATIONAL CORPORATION        BRIAN HOHLER   ID# 11205
C/O BONNIE K. LEVITT
BAKER & MCKENZIE                                   Contact Telephone Number:
TWO EMBARCADERO CENTER, 24TH FLOOR                    (877) 829-5500
SAN FRANCISCO, CA  94111-3909                      Plan Name:
                                                      SAIC CASH OR DEFERRED
                                                      ARRANGEMENT
                                                   Plan Number:  004

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Dear Applicant:

        We have made a favorable determination on the plan identified above based on the information you have supplied. Please keep this letter, the application forms submitted to request this letter and all correspondence with the Internal Revenue Service regarding your application for a determination letter in your permanent records. You must retain this information to preserve your reliance on this letter.

        Continued qualification of the plan under its present form will depend on its effect in operation. See section 1.401-1(b)(3) of the Income Tax Regulations. We will review the status of the plan in operation periodically.

        The enclosed Publication 794 explains the significance and the scope of this favorable determination letter based on the determination requests selected on your application forms. Publication 794 describes the information that must be retained to have reliance on this favorable determination letter. The publication also provides examples of the effect of a plan's operation on its qualified status and discusses the reporting requirements for qualified plans. Please read Publication 794.

        This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

        This determination is subject to your adoption of the proposed amendments submitted in your letter dated September 27, 2001. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

        This determination letter is applicable for the amendment(s) executed on March 30, 1998.


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SCIENCE APPLICATIONS INTERNATIONAL





        This determination letter is also applicable for the amendment(s) dated on December 29, 1998.

        Based on the information supplied, we have determined that your plan meets the requirements of section 401(k) of the Internal Revenue Code.

        This letter considers the changes in qualification requirements made by the Uruguay Round Agreements Act, Pub. L. 103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206, and the Community Renewal Tax Relief Act of 2000, Pub.
L. 106-554.

        The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD card.

        The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

        We have sent a copy of this letter to your representative as indicated in the power of attorney.

        If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.



                                        Sincerely yours,



                                        /S/ PAUL T. SHULTZ

                                        Paul T. Shultz
                                        Director,
                                        Employee Plans Rulings & Agreements

Enclosures:
Publication 794
Addendum




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SCIENCE APPLICATIONS INTERNATIONAL





This determination letter is also applicable for the amendment(s) dated on September 27, 1999.




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